Exhibit J

                    Consent of Independent Auditors

                         Deloitte & Touche LLP


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CONSENT OF INDEPENDENT AUDITORS

The American Gas Index Fund, Inc.:

We consent to the incorporation by reference in this Post-Effective Amendment No. 10 to Registration Statement Nos. 33-25678 and 811-5702 of our report dated April 30, 1999 appearing in the Annual Report of American Gas Index Fund, Inc. for the year ended March 31, 1999, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which is also a part of such Registration Statement.


/s/ Deloitte & Touche  LLP
Princeton, New Jersey
May 26, 1999